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                                  Exhibit 10.8

                                  Amendment to
                Long Term Incentive And Capital Accumulation Plan

        Pursuant to Article X of the Skaneateles Savings Bank Long Term Incentive and Capital Accumulation Plan adopted as of May 30, 1986 ("the 1987 Plan") and resolutions of the Board of Directors of Skaneateles Bancorp, Inc. (the "Company") adopted on October 28, 1997 authorizing an anti-dilution adjustment to the 1987 Plan in connection with a split-up of the Company's common stock, par value $.01 per share (the "Common Stock"), to be paid to shareholders of record as of November 12, 1997 (the "Effective Date") in the form of the dividend of one share of Common Stock for each two shares held,
Section 6.01 of the 1987 Plan is hereby amended as of the Effective Date to read in its entirety as follows:

               6.01  Option Shares.

               The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall be 76,765 shares, subject to adjustment as provided in Article X. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise (including surrender in connection with exercise of a Stock Appreciation Right), or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of unpurchased shares covered thereby shall become available for regrant under the Plan as if no Options had been previously granted with respect to such shares.

        IN WITNESS WHEREOF, the Company has caused this amendment to the 1987 Plan to be executed as of the 28 day of October, 1997.



                                    SKANEATELES BANCORP, INC.




                                    By: /s/ John P. Driscoll
                                       ---------------------
                                        John P. Driscoll
                                        Chairman of the Board, President and CEO



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